                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14C
                                 (Rule 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

       Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

      Check the appropriate box:
                 Preliminary Information Statement
                 Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))
                 Definitive Information Statement

                         Electric City Corp.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

X          No fee required.
           Fee computed on table below per Exchange Act Rules 14c-5(g)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

           Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                              ELECTRIC CITY CORP.
                              1280 LANDMEIER ROAD
                       ELK GROVE VILLAGE, ILLINOIS 60007

                            ------------------------

              NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

                            ------------------------

Dear Stockholder:

    In October 2000, our Board of Directors unanimously approved, subject to stockholder approval, an amendment of our Certificate of Incorporation to increase our total authorized capital stock from 35,000,000 shares to 65,000,000 shares in connection with an increase in our authorized common stock from 30,000,000 shares to 60,000,000 shares. The amendment will not effect a change to our 5,000,000 shares of authorized preferred stock. In January 2001, holders of a majority of the outstanding shares of our common stock executed a written stockholder consent approving the amendment. The approval by the stockholders will not become effective until twenty days after the date of mailing of this information statement.

    Your consent to the amendment is not required and is not being solicited in connection with this action. This information statement will serve as notice to our stockholders pursuant to Section 228 of the Delaware General Corporation Law of the approval of the amendment by less than unanimous written consent of our stockholders and provide our stockholders information required by the Securities Exchange Act of 1934 and the rules and regulation promulgated thereunder.

    WE ARE NOT ASKING FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

                                          By Order of the Board of Directors,

                                          /s/ Greg M. Rice

                                          Greg M. Rice
                                          SECRETARY

Elk Grove Village, Illinois
February 14, 2001

                              ELECTRIC CITY CORP.
                              1280 LANDMEIER ROAD
                       ELK GROVE VILLAGE, ILLINOIS 60007

                            ------------------------

                             INFORMATION STATEMENT

                            ------------------------

    This information statement is being furnished to our stockholders in connection with our prior receipt of approval by written consent of the holders of a majority of our common stock of a proposal to increase the number of shares of capital stock that we have authority to issue from 35,000,000 to 65,000,000 in connection with an increase in our authorized common stock from 30,000,000 shares to 60,000,000 shares. The mailing of this information statement is first being mailed to stockholders on or about February 15, 2001. Under applicable federal securities laws, the amendment of our Certificate of Incorporation cannot be effected until at least 20 days after this information statement is sent or given to our stockholders.

ACTION BY WRITTEN CONSENT, RECORD DATE, OUTSTANDING SHARES AND REQUIRED VOTE

    Pursuant to Section 228 of the Delaware General Corporation Law, any action that may be taken at any meeting of our stockholders may also be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (here, a majority of the outstanding shares of our common stock) and delivered to us.

    Our Board of Directors fixed the close of business on December 31, 2001 as the record date for the determination of holders of common stock entitled to receive notice of the amendment of our Certificate of Incorporation by written stockholder consent. As of the record date, we had 28,954,755 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote per share. The affirmative vote of a majority of the outstanding shares of common stock was required to approve the amendment of our Certificate of Incorporation increasing our total authorized capital stock and the number of authorized shares of our common stock. By written consent in lieu of a meeting, the holders of a majority of the outstanding shares of common stock approved the amendment to our Certificate of Incorporation.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

    We are currently authorized to issue 30,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Subject to the approval of the stockholders, in October 2000, our Board of Directors approved an amendment to our Certificate of Incorporation to increase our total authorized capital stock from 35,000,000 shares to 65,000,000 shares in connection with an increase in the number of authorized shares of common stock from 30,000,000 shares to 60,000,000 shares. No changes will be made to the number of authorized shares of our preferred stock. As of January 8, 2001, the proposal was approved by written consent of the holders of a majority of our common stock. The proposal will be effectuated by amending the first sentence of Article 4 of our Certificate of Incorporation to read as follows:

       "The total number of shares of stock which the Corporation shall have authority to issue is 65,000,000, consisting of 60,000,000 shares of Common Stock, with a par value of $.0001 per share, and 5,000,000 shares of Preferred Stock, with a par value of $.01 per share (hereinafter, the "Capital Stock")."

    The increase in our authorized capital stock will be effective upon filing the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which we anticipate to be on or about March 7, 2001 which is approximately 20 days after this information statement has been distributed to our stockholders.

PURPOSE OF INCREASING OUR AUTHORIZED CAPITAL STOCK AND NUMBER OF AUTHORIZED
  SHARES OF
  OUR COMMON STOCK

    As of December 31, 2000, we had (1) 28,954,755 shares of common stock issued and outstanding, (2) 8,673,503 shares of common stock issuable upon the exercise of outstanding options, (3) 620,000 shares of common stock issuable upon the exercise of outstanding warrants and (4) 1,006,289 shares of common stock issuable upon conversion of outstanding shares of series B preferred stock. Consequently, we need to amend our Certificate of Incorporation to increase our authorized shares of common stock to be able to validly issue shares of common stock upon the conversion or exercise of these securities.

    In addition, increasing the number of authorized shares of common stock to 60,000,000 shares, and thus increasing our authorized capital stock to 65,000,000 shares, will provide us with additional authorized but unissued shares for general corporate purposes, including raising additional capital through equity and/or convertible debt financings, issuances pursuant to stock incentive plans for employees, directors and consultants and possible future acquisitions. Our executive officers from time to time engage in discussions with other businesses concerning our possible acquisition of such businesses which could involve the direct or indirect issuance of equity or convertible debt as consideration. The Board of Directors believes that an increase in the total number of shares of authorized common stock will give us greater flexibility in responding quickly to advantageous financing and business opportunities that involve the direct or indirect issuance of additional shares of common stock and attracting and retaining key personnel through the issuance of stock incentive awards.

    For example, an increase in the number of authorized shares of our common stock is necessary, in part, to allow us to complete a private financing that we expect to consummate during the first half of 2001. We expect to issue additional shares of preferred stock convertible into common stock and warrants exercisable for shares of common stock. We expect (1) that the conversion price of the preferred stock and the exercise of the warrants will be significantly below the then current market price of our common stock, (2) that we will seek stockholder approval of such issuance and (3) that the investors in such financing will be given the right to designate three members of our 11 person Board of Directors. We expect to use the proceeds raised from the issuance of the additional preferred stock to fund:

    - general operating expenses until our sales increase to a point at which they can support our operations;

    - research and development of new products, including modifications to our EnergySaver-TM- product to improve our ability to target specific applications and a new line of EnergySaver-TM- reliability switchgear targeted at the telecommunications and internet industries;

    - capital expenditures necessary to expand our manufacturing capacity, both for the production of EnergySavers-TM- and switchgear; and

    - the repurchase of distributor territories and the acquisition of companies with complementary technologies.

EFFECT OF THE INCREASE IN OUR AUTHORIZED CAPITAL STOCK AND NUMBER OF AUTHORIZED
  SHARES OF
  OUR COMMON STOCK

    Shares of our common stock, including the additional shares that will be authorized if the proposed amendment is adopted, may be issued, subject to certain exceptions, by the Board of Directors at such times, in such amounts and upon such terms as the Board of Directors may determine without further approval of the stockholders. Our current stockholders could suffer a dilution of their present equity ownership position and voting rights as the result of an issuance of common stock depending on the number of shares issued and the terms and conditions of the issuance. In addition, to the extent those who are issued shares of common stock or equity or debt securities convertible into common stock are given the right to designate certain members of our Board, they may have the ability to materially affect the outcome of matters and decisions voted on by the Board. The additional shares of common stock could have an "anti-takeover" effect and discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise in that the shares could be issued for the purpose of making more difficult, time-consuming or costly such an acquisition of a controlling interest in us deemed undesirable by the Board of Directors, even if such acquisition is desired by certain of our stockholders. We do not, however, currently intend to issue shares for such purpose. Currently, none of our stockholders currently have no preemptive rights to subscribe for additional shares of common stock when issued. We have agreed to give The Augustine Fund, L.P., Victor Conant, Nikolas Konstant, Joseph Marino, Kevin McEneely and Michael Stelter an equal right of first refusal to sell common stock to any third party that contacts us with a desire to purchase 100,000 or more shares of our common stock. This right of first refusal will not preclude our ability to raise additional capital should such a need arise.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table contains information regarding the beneficial ownership of our common stock, as of December 31, 2000, by (1) each person known by us to own more than 5% of the outstanding shares of our common stock, (2) each of our directors and (3) all directors and executive officers as a group. The table lists the applicable percentage of beneficial ownership based on 28,954,755 shares of common stock outstanding as of December 31, 2000. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them. Except as otherwise noted, the address of each person listed in the following table is c/o Electric City Corp., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410.

                                                                                         PERCENT OF SHARES
NAME                                                      SHARES BENEFICIALLY OWNED      BENEFICIALLY OWNED
----                                                      -------------------------      ------------------
NCVC L.L.C..........................................               9,646,498(1)
Victor L. Conant....................................               9,646,498(1)(2)
Kevin P. McEneely...................................               9,646,498(1)(3)
DYDX Consulting LLC.................................               9,646,498(1)
Nikolas Konstant....................................               9,646,498(1)
Pino, LLC...........................................               9,431,502(4)
Michael S. Stelter..................................               1,237,647
Brian Kawamura......................................                 568,000(5)
James Stumpe........................................                 500,556(6)
John P. Mitola......................................                 340,334(7)
Robert J. Manning...................................                  12,500(8)                    *
Gerald A. Pientka...................................                  20,500(9)                    *
Roscoe C. Young II..................................                  12,500(10)                   *
All directors and executive officers as a group
  13** persons                                                     9,496,824(11)

------------------------

 *  Denotes beneficial ownership of less than 1%

**  Eliminates duplication

(1) Includes 7,646,498 shares held of record by NCVC and 2,000,000 shares issuable upon exercise of an option that is currently exercisable by NCVC. DYDX is a member of NCVC, Messrs. Conant and McEneely are managers and members of NCVC and Mr. Konstant is the managing member of DYDX, and, in such capacities, such persons share voting and investment power with respect to the shares of common stock held by NCVC. Therefore, such persons are each deemed to be the beneficial owner of these shares. The business address of each of NCVC, DYDX and Mr. Konstant is 7300 N. Lehigh, Niles, Illinois 60714.

(2) Excludes 455,256 shares held in trust for Carson Conant and Chappell Conant, Mr. Conant's adult children. Although Mr. Conant is trustee of each of the Carson Conant Trust and the Chappell Conant Trust and, in such capacity, has sole voting and investment power with respect to the shares of common stock held by each of the trusts, he disclaims beneficial ownership of these shares.

(3) Excludes 434,083 shares held by Patrick McEneely and Ryan McEneely, Mr. McEneely's adult children.

(4) Includes 1,700,000 shares issuable upon exercise of an option that is currently exercisable.

(5) Includes 500,000 shares issuable upon exercise of an option that is currently exercisable.

(6) Includes 444,444 shares held of record by Electric City of Illinois, LLC. Mr. Stumpe holds a 33% membership interest in Electric City of Illinois and, in such capacity, shares voting and investment power with respect to the shares of common stock held by Electric City of Illinois and, therefore, is deemed to be the beneficial owner of these shares.

(7) Includes 333,334 shares issuable upon exercise of an option that is currently exercisable.

(8) Consists of 12,500 shares issuable upon exercise of an option that is currently exercisable.

(9) Includes 12,500 shares issuable upon exercise of an option that is currently exercisable.

(10) Consists of 12,500 shares issuable upon exercise of an option that is currently exercisable.

(11) See footnotes 1 through 3 and 5 through 10 above. Also includes 258,334 shares issuable upon exercise of options that are currently exercisable.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                             Electric City Corp.

                                             /s/ John P. Mitola

                                          John P. Mitola
                                             Chief Executive Officer

February 14, 2001

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